    As filed with the Securities and Exchange Commission on October 10, 2001

                                                   Registration No. 333-_____.
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ________________

                          @TRACK COMMUNICATIONS, INC.
            (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                       51-0352879
  (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification Number

        1155 KAS DRIVE                                      75081
          SUITE 100                                       (Zip Code)
       RICHARDSON, TEXAS
     (Address of Principal
      Executive Officers)

                          @TRACK COMMUNICATIONS, INC.
                   AMENDED & RESTATED 1994 STOCK OPTION PLAN
                           (Full Title of the Plan)

                               J. RAYMOND BILBAO
             SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          @TRACK COMMUNICATIONS, INC.
                           1155 KAS DRIVE, SUITE 100
                           RICHARDSON, TEXAS  75081
                    (Name and Address of Agent for Service)

                                (972) 301-2000
         (Telephone Number, Including Area Code, of Agent for Service)

                               ________________
                                  Copies to:
                                STEPHEN L. SAPP
                           LOCKE LIDDELL & SAPP LLP
                         2200 ROSS AVENUE, SUITE 2200
                              DALLAS, TEXAS 75201

                                 _____________

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum         Proposed Maximum
Title of Securities         Amount to be          Offering Price Per            Aggregate               Amount of
 to be registered            Registered                Share (2)           Offering Price (2)        Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,               4,729,737 (1)                $1.15                 $5,439,198                 $1,360
par value $0.01 per
share
======================================================================================================================

(1) Represents 4,729,737 additional common shares issuable pursuant to the @Track Communications, Inc. Amended & Restated 1994 Stock Option Plan for which a previously filed Registration Statement on Form S-8 is effective.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) based on an average of the high and low bid quotations for the common shares as reported on the Nasdaq SmallCap Market on October 4, 2001 of $1.15 per share.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the Note to Part I of Form S-8, the documents containing the information required by Part I are not required to be and are not being filed with the Securities and Exchange Commission. These documents will be sent or given to participants in the Amended & Restated 1994 Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is filed in order to register an additional 4,729,737 shares of common stock, par value $0.01 per share, for issuance pursuant to our Amended and Restated 1994 Stock Option Plan (the "Plan"). The common shares registered by this Registration Statement are additional securities of the same class and relate to the same benefit plan for which HighwayMaster Communications, Inc. (our previous name) filed a Registration Statement on Form S-8 (File No. 333-2914), which was previously
filed on March 29, 1996.   Pursuant to General Instruction E to Form S-8, except
as supplemented by the information set forth below, the contents of that earlier Registration Statement (File No. 333-2914), which registered 2,474,463 shares for issuance under the Plan, are hereby incorporated by reference.

Item 5.     Interest of Named Experts and Counsel.

Not applicable.

Item 8.     Exhibits

     3.1 Restated Certificate of Incorporation of @Track Communications, Inc. (Incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 28, 2001).

     3.2 Second Amended and Restated Bylaws of @Track Communications, Inc. (Incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on June 28, 2001).

     4.1 Amended and Restated 1994 Stock Option Plan (Incorporated herein by reference to Exhibit 10.6 to HighwayMaster Communications, Inc.'s (our previous name) Registration Statement on Form S-1, as amended, filed with the SEC, effective June 22, 1995 (File No. 33-91486)).

     4.2 Amendment No. 1 to the Amended and Restated 1994 Stock Option Plan (Incorporated herein by reference to Exhibit A to the proxy statement contained in our Definitive Schedule 14A filed with the SEC on April 25, 2000).

     4.3 Amendment No. 2 to the Amended and Restated 1994 Stock Option Plan (Incorporated herein by reference to Appendix F to the proxy statement contained in our Definitive Schedule 14A filed with the SEC on May 11, 2001).

*    5      Opinion of Locke Liddell & Sapp LLP regarding the validity of the securities being registered.

*    23.1   Consent of Locke Liddell & Sapp LLP (included as part of Exhibit 5).

*    23.2   Consent of Arthur Andersen LLP.

*    23.3   Consent of PricewaterhouseCoopers LLP

*    24     Power of Attorney (included on signature page).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 10th day of October, 2001.

                              @TRACK COMMUNICATIONS, INC.



                              By: /s/ Jana A. Bell
                                  ------------------------------------------
                                    Jana A. Bell, President and
                                    Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears blow hereby constitutes and appoints Jana A. Bell and W. Michael Smith, and each of them, with the full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments,), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to fill the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                  Title                                 Date
        ---------                                  -----                                 ----

/s/ Jana A. Bell                    President, Chief Executive Officer              October 10, 2001
--------------------------
     Jana A. Bell                              and Director

/s/ Stephen L. Greaves                           Director                           October 5, 2001
--------------------------
     Stephen L. Greaves

/s/ Gerry C. Quinn                               Director                           October 5, 2001
--------------------------
     Gerry C. Quinn

/s/ John T. Stupka                               Director                           October 5, 2001
--------------------------
     John T. Stupka

/s/ Dr. William P. Osborne                       Director                           October 5, 2001
--------------------------
     Dr. William P. Osborne

/s/ Robert Kelly                                 Director                           October 10, 2001
--------------------------
     Robert Kelly

/s/ Andrew Tillman                               Director                           October 10, 2001
--------------------------
     Andrew Tillman

/s/ W. Michael Smith        Executive Vice President and Chief Financial Officer    October 10, 2001
--------------------------
     W. Michael Smith                (Principal Financial Officer)

/s/ Stephen P. Tacke                   Vice President and Controller                October 10, 2001
--------------------------
     Stephen P. Tacke                  (Principal Accounting Officer)

                                 EXHIBIT INDEX

     Exhibit
     Number
     ------

     3.1 Restated Certificate of Incorporation of @Track Communications, Inc. (Incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 28, 2001).

     3.2 Second Amended and Restated Bylaws of @Track Communications, Inc. (Incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on June 28, 2001).

     4.1 Amended and Restated 1994 Stock Option Plan (Incorporated herein by reference to Exhibit 10.6 to HighwayMaster Communications, Inc.'s (our previous name) Registration Statement on Form S-1, as amended, filed with the SEC, effective June 22, 1995 (File No. 33-91486)).

     4.2 Amendment No. 1 to the Amended and Restated 1994 Stock Option Plan (Incorporated herein by reference to Exhibit A to the proxy statement contained in our Definitive Schedule 14A filed with the SEC on April 25, 2000).

     4.3 Amendment No. 2 to the Amended and Restated 1994 Stock Option Plan (Incorporated herein by reference to Appendix F to the proxy statement contained in our Definitive Schedule 14A filed with the SEC on May 11, 2001).

*    5         Opinion of Locke Liddell & Sapp LLP regarding the validity of the securities being registered.

*    23.1      Consent of Locke Liddell & Sapp LLP (included as part of Exhibit
               5).

*    23.2      Consent of Arthur Andersen LLP.

*    23.3      Consent of PricewaterhouseCoopers LLP

*    24        Power of Attorney (included on signature page).


 _______________________
 *Filed herewith.